Exhibit 10.3

AMENDMENT TO MASTER FORMATION AGREEMENT

THIS AMENDMENT TO MASTER FORMATION AGREEMENT (this “Amendment”), effective as of June 1, 2007, is entered into by and between Western Gas Resources, Inc. (“Western”) and Atlas Pipeline Partners, L.P. (“Atlas”). Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Master Formation Agreement referred to below.

RECITALS

WHEREAS, Western and Atlas entered into that certain Master Formation Agreement dated June 1, 2007 (the “Master Formation Agreement”); and

WHEREAS, Western and Atlas desire to amend certain Sections of the Master Formation Agreement and to amend and restate certain Schedules to the Master Formation Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, conditions and agreements contained herein and in the Master Formation Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1 Amendment to Section 1.1 of the Master Formation Agreement. The definition of “Agreed Asset Value” set forth in Section 1.1 of the Master Formation Agreement is hereby amended and restated in its entirety as follows:

““Agreed Asset Value” shall mean $760,000,000.00.”

Section 1.2 Amendment to Section 3.2 of the Master Formation Agreement. Section 3.2 of the Master Formation Agreement is hereby amended by adding the following as a new subsection (g) to Section 3.2:

“(g) All of the issued and outstanding capital stock (the “Shares”) of Setting Sun Pipeline Corporation, a Delaware corporation (“Sunset”).”

Section 1.3 Amendment to Section 3.2(f) of the Master Formation Agreement. Section 3.2(f) of the Master Formation Agreement is hereby amended by deleting subsection (ii) in its entirety and replacing same with the following:

“(ii) computer or communications software or intellectual property (including tapes, codes, data and program documentation and all tangible manifestations and technical information relating thereto) other than the software more specifically described in Schedule 3.3(e),”

Section 1.4 Amendment to Section 3.3(e) of the Master Formation Agreement. Section 3.3(e) of the Master Formation Agreement is hereby amended by deleting such subsection in its entirety and replacing same with the following:

“(e) All computer equipment and phone equipment other than the computers and software more specifically described on Schedule 3.3(e);”

Section 1.5 Addition of Section 7.19 of the Master Formation Agreement. Section 7.19 of the Master Formation Agreement is hereby added in its entirety with the following:

“Section 7.19 Sunset. To Western’s knowledge, the sole assets of Sunset are the 1.71 mile pipeline that connects the tailgate of the Benedum Plant to the interconnection with Northern Natural Gas Pipeline and other assets directly related thereto.”

Section 1.6 Amendment to Section 11.2(i) of the Master Formation Agreement. Section 11.2(i) of the Master Formation Agreement is hereby amended by deleting such subsection in its entirety and replacing same with the following:

“(i)(A) a certificate duly executed by an authorized corporate officer of Western and in form and content reasonably acceptable to Atlas, dated as of Closing, certifying that Western is not a “foreign person” with respect to which withholding is required pursuant to Section 1445 of the Code and (B) certificates representing the Shares in Sunset, duly endorsed by Western for transfer to the Company.”

Section 1.7 Amendment and Restatement of certain Schedules to the Master Formation Agreement. Schedule 3.2(a), Schedule 3.2(e), Schedule 3.3(f), Schedule 7.7 and Schedule 7.10(a) to the Master Formation Agreement are hereby amended and restated in their entirety to read as set forth on Schedule 3.2(a), Schedule 3.2(e), Schedule 3.3(f), Schedule 7.7 and Schedule 7.10(a), respectively, attached hereto. Schedule 3.3(e) is hereby added to the Master Formation Agreement as Schedule 3.3(e).

Section 1.8 Assumed Western Obligations. The parties hereto acknowledge and agree that the Assumed Western Obligations shall include any and all Claims relating to or arising out of the matter described under item 5 listed on Schedule 7.7 attached hereto.

Section 1.9 Amendment and Restatement of Exhibit A-1 to the Master Formation Agreement. Exhibit A-1 to the Master Formation Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A-1 attached hereto.

ARTICLE II

FURTHER AGREEMENTS

Section 2.1 FERC Jurisdictional Pipeline. The parties agree that the Midkiff Line, comprised of approximately 3.4 miles of 12 3/4-inch diameter pipe and approximately 7.5 miles of 10 3/4-inch diameter pipe carrying processed gas from the Midkiff Plant to the jurisdictional interstate pipeline facilities operated by Northern Natural Gas Company and which is the subject of a limited jurisdiction certificate issued by the Federal Energy Regulatory Commission (“FERC”) on June 22, 2007, in FERC Docket No. CP06-385-000 and 001, Western Gas

Resources, Inc., 119 FERC ¶ 61,308 (2007), shall be considered a “Retained Asset” for purposes of Section 9.6(c) of the Master Formation Agreement, and the Allocated Value of the Midkiff Line for such purpose shall be $10,000. Within seven (7) Business Days following the Closing, Western shall file with the FERC an Application under section 7(b) of the Natural Gas Act for abandonment of the Midkiff Line by sale to Atlas and Atlas shall file an Application with the FERC under section 7(c) of the Natural Gas Act for a limited jurisdiction certificate to own and operate the Midkiff Line as a jurisdictional pipeline subject to the conditions imposed by FERC in the certificate issued on June 22, 2007 in FERC Docket No. CP06-385-000. Thereafter, the parties shall reasonably cooperate to obtain the requested FERC authorizations. Promptly following receipt of the requested authorizations from the FERC and the authorizations becoming final, the parties shall cooperate to arrange for Western to convey the Midkiff Line to Atlas upon payment by Atlas of the Allocated Value for the Midkiff Line to Western.

ARTICLE III

MISCELLANEOUS

Section 3.1 Severability. If any term or any other provision of this Amendment is held invalid, illegal or incapable of being enforced under any rule of Law, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party hereto; provided, however, that if any such term or provision may be made enforceable by limitation thereof, then such term or provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable Law.

Section 3.2 Governing Law and Venue. THIS AMENDMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS. JURISDICTION AND VENUE WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER SHALL BE PROPER ONLY IN HARRIS COUNTY, TEXAS.

Section 3.3 Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

Section 3.4 Ratification. The parties hereto hereby ratify and approve the Master Formation Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Master Formation Agreement, as amended hereby, are and remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment is executed by the parties hereto as of the date set forth above.

WESTERN GAS RESOURCES, INC.

By:
Robert K. Reeves
Senior Vice President and Secretary

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners GP, LLC, its General Partner

By:
Matthew A. Jones
Chief Financial Officer

Execution Page